NASDAQ: OYST January 13, 2020 PHASE II TOPLINE DATA RELEASE MYSTIC The Study In Dry Eye Disease Exhibit 99.2

Disclaimers and Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current beliefs, expectations and assumptions of Oyster Point Pharma, Inc. (the “Company,” “we” or “our”) regarding the future of its business, its future plans and strategies, clinical results, future financial condition and other future conditions. All statements other than statements of historical facts contained in this presentation, including statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. 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These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: market conditions, the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates, and other positive results; the timing of initiation of our future clinical trials, and the reporting of data from our current and future trials; our plans relating to the clinical development of our product candidates, including the size, number and disease areas to be evaluated; the size of the market opportunity and prevalence of dry eye disease (DED) for our product candidates; our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy; the success of competing therapies that are or may become available; our estimates of the number of patients in the United States who suffer from DED and the number of patients that will enroll in our clinical trials; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; the timing or likelihood of regulatory filings and approval for our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; our plans relating to the further development and manufacturing of our product candidates, including additional indications for which we may pursue; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise; existing regulations and regulatory developments in the United States and other jurisdictions; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our financial performance; the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; our anticipated use of our existing resources and the proceeds from our initial public offering; and other risks described in the “Risk Factors” section included in our public filings that we have made and will make with the Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent our views as of the date of this presentation. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. We have filed and will file Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other documents with the SEC. You should read these documents for more complete information about us. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. This presentation concerns products that are under clinical investigation and which have not yet been approved for marketing by the U.S. Food and Drug Administration. They are currently limited by Federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Redefining Dry Eye Treatment with a Nasal Spray

There is No Substitute for Natural Tear Film

A healthy tear film lubricates and protects the eyes from injury and infection, washes away foreign particles, and contributes refractive power for clear vision



Growth factors, such as nerve growth factor (NGF) and epidermal growth factor (EGF), found in natural human tears are critical regulators for corneal wound healing

Natural tears contain a complex mixture of lipids, proteins, mucins, and electrolytes

- Over 1,500 proteins
- 5+ lipid classes
- 20+ mucins
- Contains growth factors and has anti-inflammatory and antimicrobial properties

Klenkler, B., Sheardown, H., & Jones, L. (2007). Growth factors in the tear film: role in tissue maintenance, wound healing, and ocular pathology. The ocular surface, 5(3), 228-239.
Willcox, M. D., Argüeso, P., Georgiev, G. A., Holopainen, J. M., Laurie, G. W., Millar, T. J., ... & Suarez, T. (2017). TFOS DEWS II tear film report. The ocular surface, 15(3), 366-403.

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©2020 Oyster Point Pharma, Inc.: Confidential & Proprietary

Tear Film is Produced by the Lacrimal Functional Unit LACRIMAL GLANDS Produce the aqueous which contains proteins, enzymes, antibodies and growth factors that are cytoprotective, anti-inflammatory, and anti-microbial. aqueous mucins lipid layer MEIBOMIAN GLANDS Produce the lipid layer which reduces evaporation and promotes tear film stability. GOBLET CELLS Produce mucins which bind water from the aqueous layer and allow for spreading of the aqueous layer over the ocular surface and help stabilize the tear film.

Loss of Tear Film Leads to Progression of Dry Eye Disease Epithelial Cells Mucin Aqueous Lipid Healthy Ocular Surface Tear Film Homeostasis Loss of Tear Film Homeostasis Fundamental Characteristic of DED Cycle of Dry Eye Disease Leads to Inflammation and Cell Damage Increased Evaporation Decreased Tear Volume Irritation Inflammation & Cell Damage Tear Deficiency & Instability RESTASIS®, XIIDRA® & other DED pipeline Product candidates primarily address DED further down disease continuum

OC-01 Breaks this Cycle to Re-Establish Natural Tear Film Production through its Novel MOA Epithelial Cells Mucin Aqueous Lipid Healthy Ocular Surface Tear Film Homeostasis Loss of Tear Film Homeostasis Fundamental Characteristic of DED Cycle of Dry Eye Disease Leads to Inflammation and Cell Damage Increased Evaporation Decreased Tear Volume Irritation Inflammation & Cell Damage Tear Deficiency & Instability OC-01 is designed to address the fundamental characteristic of DED by reestablishing natural tear film production to improve the signs and symptoms of DED

Nasal Delivery is Critical to the Novel MOA The trigeminal nerve provides the pathway for parasympathetic stimulation of the Lacrimal Functional Unit (LFU) to promote complete natural tear film The trigeminal nerve is accessible within the nasal cavity and can be activated by stimulating nicotinic acetylcholine receptors (nAChR) 1Gupta, A., Heigle, T., & Pflugfelder, S. C. (1997). Nasolacrimal stimulation of aqueous tear production. Cornea, 16(6), 645-648. Parasympathetic Nervous System controls tear film homeostasis 34% of basal tear production is due to inhaling air through the nose1

OC-01 is a Selective Nicotinic Agonist Preservative-free nasal spray containing the selective nicotinic acetylcholine receptor agonist, varenicline.  Binds to receptors located on the trigeminal nerve readily accessible within anterior portion of the nasal cavity to open ion channels and depolarize the nerve. Nerve is activated, and lacrimal functional unit is stimulated to produce natural tears.

OC-01 Nasal Spray Clinical Development Program Dry Eye Disease PHASE 1 PHASE 2b PHASE 2 PHASE 3 PK Study 28-Day Safety & Efficacy Long-term 84 Day Safety & Efficacy 28-Day Efficacy & Safety Complete Complete Complete Top-Line Expected Mid-2020 Planning OC-01 label expansion for contact lens intolerance and ocular surface preparation for refractive surgeries MYSTIC Top-line safety & efficacy data from 84-Day dosing in the MYSTIC Trial

Phase 2 Study: Evaluating Long-term Safety and Efficacy Study Rationale: Evaluate long-term (Day 84) safety and efficacy of nicotinic agonist stimulation of the trigeminal parasympathetic pathway Met the Primary Endpoint of Mean Change in Schirmer’s Score vs. Control at Day 84 Statistically significant improvements in Schirmer’s score compared to placebo at Day 84 at both 0.6 mg/ml and 1.2 mg/ml dose groups MYSTIC

Single center, randomized, controlled, single-masked clinical trial to evaluate the chronic efficacy of OC-01 nasal spray on signs of dry eye disease OC-01 Phase 2 Study Design Diagnosed Dry Eye Disease >22 yrs old Schirmer’s Score ≤10 mm Placebo (Vehicle Control) 0.6 mg/ml OC-01 Nasal Spray 1.2 mg/ml OC-01 Nasal Spray n=41 n=41 n=41 Randomized 1:1:1 BID for 84 Days N=123 Schirmer’s Score Results Interpretation 15–25mm = Normal Range <10mm = Inadequate 10–14mm = Suspect Low Tears

MYSTIC Subject Demographics Mean Age at Randomization (years) Sex Male n (%) Female n (%) Race White n (%) Black or African American n (%) Asian n (%) Other n (%) Ethnicity Not Hispanic or Latino n (%) Hispanic or Latino n (%) Age Range (min, max) Mean Baseline Schirmer’s Test (with anesthesia, mm) Placebo (n=41) 0.6 mg/ml (n=41) 1.2 mg/ml (n=41) Total (n=123) 55.8 8 (19.5) 33 (80.5) 0 0 0 41 (100) 0 41 (100) 26, 77 5.3 51.4 9 (22) 32 (78) 0 0 0 41 (100) 0 41 (100) 28, 74 5.5 54.2 6 (14.6) 35 (85.4) 0 0 0 41 (100) 0 41 (100) 28, 74 5.4 53.8 23 (18.7) 100 (81.3) 0 0 0 123 (100) 0 123 (100) 26, 77 5.4

Study Eye- Primary Endpoint Statistically Significant Improvement In Schirmer’s Score at Day 84 Mean Change in Schirmer’s Score* (mm) Study Eye Mean Change from Baseline in Schirmer’s Score (mm) Intent To Treat-Last Observation Carried Forward * ANCOVA, Least Squares mean Intent To Treat- Observed * ANCOVA, Least Squares mean p=0.01 n=41 n=41 n=41 n=32 n=35 n=29 p=0.01 P<0.05 P<0.05 LOCF Analysis Observed Analysis

Fellow Eye- Exploratory Statistically Significant Improvement In Schirmer’s Score at Day 84 Mean Change in Schirmer’s Score* (mm) Fellow Eye Mean Change from Baseline in Schirmer’s Score (mm) Intent To Treat-Last Observation Carried Forward * ANCOVA, Least Squares mean Intent To Treat- Observed * ANCOVA, Least Squares mean n=41 n=41 n=41 n=32 n=35 n=29 p=0.07 p=0.01 P<0.05 P<0.05 LOCF Analysis Observed Analysis

Study Eye Showed Early and Sustained Improvement In Schirmer’s Score to Day 84 Mean Change in Schirmer’s Score* (mm) Highlights: Early Improvement in mean change in Schirmer’s score for both groups in the study eye Consistent tear film production with twice daily dosing at all visits to Day 84 Study Eye Mean Change from Baseline in Schirmer’s Score (mm) Intent To Treat- Observed * Observed mean n=31 n=34 n=33 n=31 n=34 n=31 n=32 n=35 n=30 n=32 n=35 n=29

Magnitude of Tear Production Consistent with Prior Studies of OC-01 at Day 28 MYSTIC Intent To Treat- Observed * ANCOVA, Least Squares mean Mean Change in Schirmer’s Score* (mm) Mean Change in Schirmer’s Score* (mm) n=46 n=40 n=34 n=31

OC-01 Safety and Tolerability Profile  Adverse Event (Preferred Term) OC-01 (0.6 mg/mL) (n=41) n (%) OC-01 (1.2 mg/mL) (n=41) n (%) Placebo (vehicle control) (n=41) n (%) Visual Acuity Reduced 4 (9.8) 1 (2.4) 0 Sneeze after any instillation 2 (4.9) 3 (7.3) 2 (4.9) Headache 2 (4.9) 2 (4.9) 0 Throat irritation after any instillation 2 (4.9) 0 0 Nosebleed 0 0 2 (4.9) Nasal Discomfort 1 (2.4) 0 1 (2.4) All events transient and resolved by the next visit All drug related events mild Adverse Events Potentially Related to OC-01 Administration Events in >1 subjects in any group No Serious Adverse Events

Next: Pivotal Phase 3 Data; Topline Data On Track for Mid-2020 Multicenter, Randomized, Controlled, Double-Masked Clinical Trial to Evaluate the Efficacy and Safety of OC-01 Nasal Spray on Signs and Symptoms of Dry Eye Disease Diagnosed Dry Eye Disease Schirmer’s Score ≤10 mm OSDI ≥23 Placebo (Vehicle Control) 0.6 mg/ml OC-01 Nasal Spray 1.2 mg/ml OC-01 Nasal Spray n=250 n=250 n=250 Randomized 1:1:1 BID for 28 Days N=750 Primary (sign) Endpoint: Schirmer’s Score at day 28 Secondary (symptom) Endpoints: Visual analog eye dryness score (EDS) in CAE at day 28 Visual analog eye dryness score (EDS) in at day 28 Additional Schirmer’s measurements Fluorescein corneal staining

OC-01 Nasal Spray Expected Timeline to Approval Enrollment Complete- Q3 2018 Enrollment Complete- 1H 2020 Topline Data (Day 28)- MID 2020 NDA Submission - 2H 2020 NDA Approval - 2H 2021 New Drug Application Enrollment Complete - Q3 2019 Topline Data - Q4 2019 MYSTIC Enrollment Complete - Q3 2019 Topline Data (Day 84) - Q1 2020 Topline Data- Q4 2018

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